     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 1996

                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                        MARINE DRILLING COMPANIES, INC.
             (Exact name of Registrant as specified in its charter)

             TEXAS                          1381                        74-2558926
 (State or other jurisdiction         (Primary Standard              (I.R.S. Employer
      of incorporation or         Industrial Classification         Identification No.)
          organization)                 Code Number)

                    ONE SUGAR CREEK CENTER BLVD., SUITE 600
                          SUGAR LAND, TEXAS 77478-3556
                                 (713) 243-3000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                               WILLIAM H. FLORES
                    ONE SUGAR CREEK CENTER BLVD., SUITE 600
                          SUGAR LAND, TEXAS 77478-3556
                                 (713) 243-3000
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)
                                   Copies to:

                                 SCOTT N. WULFE
                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                           HOUSTON, TEXAS 77002-6760
                                 (713) 758-2750

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF        AMOUNT           PROPOSED          PROPOSE          AMOUNT OF
SECURITIES TO BE              TO BE        MAXIMUM OFFERING MAXIMUM AGGREGATE    REGISTRATION
REGISTERED                  REGISTERED    PRICE PER SHARE(1) OFFERING PRICE(1)        FEE
- ------------------------------------------------------------------------------------------------
Common Stock, par
  value $.01(2).......      7,500,000           $8.88          $66,562,500         $22,953
- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------

(1) Based on the average of the high and low prices of the Common Stock on the Nasdaq Stock Market on June 21, 1996 and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457.

(2) This Registration Statement also relates to all shares of Common Stock registered hereunder which may be offered for resale by persons who receive from the Registrant such Common Stock in acquisitions, as more fully described in the Prospectus contained in this Registration Statement.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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- --------------------------------------------------------------------------------

                        MARINE DRILLING COMPANIES, INC.

                             CROSS REFERENCE SHEET

                         ITEM OF FORM S-4                         LOCATION IN PROSPECTUS
         -------------------------------------------------  -----------------------------------
   1.    Forepart of Registration Statement and Outside
           Front Cover Page of Prospectus.................  Cover Page
   2.    Inside Front and Outside Back Cover Pages of
           Prospectus.....................................  Inside Front and Outside Back Cover
                                                              Pages; Available Information;
                                                              Incorporation of Certain
                                                              Information by Reference
   3.    Risk Factors, Ratio of Earnings to Fixed Charges
           and Other Information..........................  Cover Page; The Company;
                                                              Incorporation of Certain
                                                              Information by Reference*
   4.    Terms of the Transaction.........................                   *
   5.    Pro-Forma Financial Information..................                   *
   6.    Material Contacts with the Company Being
           Acquired.......................................                   *
   7.    Additional Information Required for Reoffering by
           Persons and Parties Deemed to be
           Underwriters...................................                   *
   8.    Interests of Named Experts and Counsel...........  Validity of Securities; Experts
   9.    Disclosure of Commission Position on
           Indemnification for Securities Act
           Liabilities....................................                  **
  10.    Information with Respect to S-3 Registrants......  The Company; Incorporation of
                                                              Certain Information by Reference
  11.    Incorporation of Certain Information by
           Reference......................................  Incorporation of Certain
                                                            Information by Reference
  12.    Information with Respect to S-2 or S-3
           Registrants....................................                   *
  13.    Incorporation of Certain Information by
           Reference......................................                  **
  14.    Information with Respect to Registrants Other
           than S-3 or S-2 Registrants....................                  **
  15.    Information with Respect to S-3 Companies........                  **
  16.    Information with Respect to S-2 or S-3
           Companies......................................                  **
  17.    Information with Respect to Companies Other than
           S-2 or S-3 Companies...........................                   *
  18.    Information if Proxies, Consents or
           Authorizations are to be Solicited.............                   *
  19.    Information if Proxies, Consents or
           Authorizations are not to be Solicited or in an
           Exchange Offer.................................                   *

- ---------------

 * Inapplicable (or partially inapplicable as indicated) upon filing of this Registration Statement -- may be included in subsequent amendments under certain circumstances.

** Not applicable or answer is negative.

***************************************************************************
*                                                                         *
*  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A  *
*  REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED     *
*  WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT  *
*  BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE        *
*  REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT    *
*  CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY     *
*  NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH  *
*  SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO            *
*  REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH    *
*  STATE.                                                                 *
*                                                                         *
***************************************************************************


                   SUBJECT TO COMPLETION, DATED JUNE 27, 1996

PROSPECTUS

                                                              [MARINE DRILLING
                                                              COMPANIES, INC.
                                                                   LOGO]

                                7,500,000 SHARES
                        MARINE DRILLING COMPANIES, INC.
                7,500,000 SHARES OF COMMON STOCK, $.01 PAR VALUE

                             ---------------------

     This Prospectus relates to 7,500,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of Marine Drilling Companies, Inc. ("Marine" or the "Company"), which may be offered and issued by the Company from time to time in connection with the acquisition of other businesses or assets.

     The Company anticipates that such acquisitions will consist principally of offshore drilling rigs and businesses and other assets related to the contract drilling market, including machinery, equipment, supplies and other intangible and tangible assets, however, an acquired business or assets may be dissimilar to the historical business of, or the type of assets historically employed by, the Company. The consideration for acquisitions is expected to consist of Common Stock, cash, assumption of liabilities or a combination thereof, as determined from time to time by negotiations between the Company and the owners or controlling persons of the businesses or assets to be acquired. In addition, the Company may enter into management, consulting, employment and noncompetition agreements with the former owners (or their affiliates) and key executive personnel of the businesses to be acquired.

     The terms of an acquisition are determined by negotiations between the Company's representatives and the owners or controlling persons of the business or assets to be acquired. Factors taken into account in acquisitions may include the capabilities and characteristics of the assets and businesses to be acquired, the quality and reputation of the business and its management, earning power, cash flow, know-how, employees and the market for the Common Stock when pertinent. The Company anticipates that shares of Common Stock issued in any such acquisition will be valued at a price reasonably related to the market value of the Common Stock, either at the time the terms of the acquisition are tentatively agreed upon, or at or about the time of closing, or during the period or periods prior to delivery of the shares.

     All of the 7,500,000 shares of Common Stock which may be offered and issued by the Company as described above may, subject to certain conditions, be resold pursuant to this Prospectus by the persons who receive such shares in acquisitions. See "Resales and Plan of Distribution" for information relating to such resales.

     The Common Stock is quoted on the NASDAQ Stock Market under the symbol "MDCO." On June 24, 1996, the last reported sales price for the Common Stock on the NASDAQ National Market was $9 1/16 per share.

                             ---------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                  The date of this Prospectus is June   , 1996

                             AVAILABLE INFORMATION

     The Company is subject to the informational filing requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices located at Seven World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be inspected at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006. The Commission maintains a World Wide Website on the Internet at http:llwww.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     The Company has filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information contained in the Registration Statement, certain portions of which are omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be inspected at the Commission's offices, without charge or copies of which may be obtained from the Commission upon payment of prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is hereby made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                             ---------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 0-18309) pursuant to the Exchange Act are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996.

     3. The Company's Reports on Form 8-K, dated March 18, April 26 and June 3, 1996.

     4. The description of the Company's Common Stock contained in the Registration Statement on Form 8-B filed with the Commission on February 21, 1990, as amended by Form 8 filed with the Commission on November 9, 1992, and any subsequent amendment thereto filed for the purpose of updating such description.

     All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Prospectus except as so modified, and any statement so superseded shall not be deemed to constitute part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Company, One Sugar Creek Center Blvd., Suite 600, Sugar Land, Texas 77478-3556, Attention:
Investor Relations (telephone: 713/243-3000).

                                  THE COMPANY

     The Company is engaged in the offshore contract drilling of oil and gas wells, primarily in the U.S. Gulf of Mexico, for independent and major oil and gas companies. As of the date of this Prospectus, the Company owns and operates a fleet of 13 mobile offshore jack-up drilling rigs, consisting of four independent leg units, three of which have a cantilever feature that allows the extension of the drilling equipment over a platform, and nine mat supported units, four of which have a cantilever feature. The Company's rigs are currently capable of drilling to depths of 20,000 to 30,000 feet in maximum water depths ranging from 200 feet to 300 feet.

     The Company was incorporated in Texas in January, 1990 but, through its predecessors, has been engaged in offshore contract drilling since 1966. The Company's principal executive offices are located at One Sugar Creek Center Blvd., Suite 600, Sugar Land, Texas 77478-3556 and the Company's telephone number is (713) 243-3000. The "Company" or "Marine" refers to Marine Drilling Companies, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise suggests.

                                USE OF PROCEEDS

     This Prospectus relates to shares of Common Stock which may be offered and issued by the Company from time to time in the acquisition of other businesses or properties. Other than the businesses or properties acquired, there will be no proceeds to the Company from these offerings. The Company will receive none of the proceeds from any resales of the Common Stock by the Selling Stockholders (as defined below).

                        RESALES AND PLAN OF DISTRIBUTION

     This Prospectus may also be used by the persons who receive from the Company Common Stock covered by the Registration Statement of which this Prospectus is a part in acquisitions and who are entitled to offer such Common Stock under circumstances requiring the use of a Prospectus (such persons being referred to herein as "Selling Stockholders"); provided, however, that no Selling Stockholder will be authorized to use this Prospectus for any offer of such Common Stock without first obtaining the written consent of the Company. The Company may consent to the use of this Prospectus by Selling Stockholders for a limited period of time and subject to conditions and limitations which may vary as to any given Selling Stockholder.

     Agreements with Selling Stockholders permitting use of this Prospectus may provide that any such offering be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by the Company; that Selling Stockholders enter into custody agreements with certain persons with respect to such shares; and that sales be made only by one or more of the methods described in this caption, as appropriately supplemented or amended as required.

     The Selling Stockholders from time to time may sell all or a portion of the shares of Common Stock in ordinary brokerage transactions on the NASDAQ Stock Market, in the over-the-counter market in block trades or in privately negotiated transactions through agents or directly to one or more purchasers, at the prevailing market price, at prices related to such prevailing market prices, at fixed prices which may be changed or at negotiated prices. The Selling Stockholders may effect such transactions by selling the shares of Common Stock offered hereby to or through agents, underwriters or registered broker-dealers, and such persons may require compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchaser of such shares of Common Stock.

     The Selling Stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit and any commissions paid or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of shares of Common Stock against certain liabilities, including liabilities under the Securities Act.

     There can be no assurances that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereunder.

                             VALIDITY OF SECURITIES

     The validity of the issuance of shares of Common Stock offered by this Prospectus will be passed upon by Vinson & Elkins L.L.P., Houston, Texas.

                                    EXPERTS

     The audited consolidated financial statements and schedules of the Company incorporated by reference in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been included and incorporated by reference in reliance upon reports by KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

     With respect to the unaudited interim financial information incorporated by reference herein, the independent certified public accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company's quarterly reports on Form 10-Q and incorporated herein, state that they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, BY ANY SELLING STOCKHOLDER OR UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES COVERED HEREBY IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                             ---------------------

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
Available Information.......................
Incorporation of Certain Information by
  Reference.................................
The Company.................................
Use of Proceeds.............................
Resales and Plan of Distribution............
Validity of Securities......................
Experts.....................................

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- --------------------------------------------------------------------------------

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                     [MARINE DRILLING COMPANIES, INC. LOGO]

                        MARINE DRILLING COMPANIES, INC.
                                7,500,000 SHARES

                                  COMMON STOCK
                                ($.01 PAR VALUE)
                                   PROSPECTUS

                                  JUNE  , 1996
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. A director or officer may be indemnified only if it is determined that the person (a) conducted himself in good faith; (b) reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests; and (ii) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

     The Company's Restated Articles of Incorporation contain provisions eliminating or limiting liabilities of directors for breaches of their duty of care. The Company's Bylaws provide for indemnification of officers and directors of the Company and persons serving at the request of the Company in such capacities for other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their positions with the Company or such other business organizations. The Company also has policies insuring its officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      EXHIBIT
       NUMBER                                      DESCRIPTION
- -------------------- ------------------------------------------------------------------------
          4.1        -- Restated Articles of Incorporation of the Company (filed with the
                        Commission as Exhibit 28.17 to the Current Report on Form 8-K of the
                        Company dated October 30, 1992 and incorporated herein by reference).
          4.2        -- Amended and Restated Bylaws of the Company (filed with the Commission as Exhibit 28.18 to the Current Report on Form 8-K of the Company
                        dated October 30, 1992 and incorporated herein by reference).
        * 5.1        -- Opinion of Vinson & Elkins L.L.P.
        *15.1        -- Letter regarding unaudited interim financial information.
        *23.1        -- Consent of KPMG Peat Marwick LLP.
        *23.2        -- Consent of Vinson & Elkins L.L.P. (Contained in Exhibit 5.1).
        *24.1        -- Powers of Attorney.

- ---------------

* Filed herewith.

  Financial Statement Schedules:

     Not required.

ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required in Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the

     Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request;

          (6) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

          (7) That every prospectus (i) that is filed pursuant to paragraph (6) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, Texas, on the 26th day of June 1996.

                                            MARINE DRILLING COMPANIES, INC.

                                            By:  /s/  WILLIAM H. FLORES
                                                --------------------------------
                                                      William H. Flores
                                               Chief Operating Officer, Senior
                                                        Vice President,
                                                 Chief Financial Officer and
                                                      Assistant Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 26, 1996.

                  SIGNATURE                                         TITLE
- ---------------------------------------------   ----------------------------------------------
         /s/  WILLIAM H. FLORES                             Senior Vice President,
- ---------------------------------------------           Chief Operating Officer, Chief
              William H. Flores                         Financial Officer and Director
                                                       (Principal Executive Officer and
                                                         Principal Financial Officer)

           /s/  JOAN R. SMITH                             Vice President, Controller
- ---------------------------------------------                   and Secretary
                Joan R. Smith                           (Principal Accounting Officer)

        /s/  ROBERT L. BARBANELL*                           Chairman of the Board
- ---------------------------------------------                    and Director
             Robert L. Barbanell

         /s/  DAVID A.B. BROWN*                                    Director
- ---------------------------------------------
              David A.B. Brown

          /s/  HOWARD I. BULL*                                     Director
- ---------------------------------------------
               Howard I. Bull

       /s/  NATHANIEL A. GREGORY*                                  Director
- ---------------------------------------------
            Nathaniel A. Gregory

      /s/  CHRISTOPHER M. LINNEMAN*                                Director
- ---------------------------------------------
           Christopher M. Linneman

             /s/  JAN RASK                                         Director
- ---------------------------------------------
                  Jan Rask

*By:     /s/  WILLIAM H. FLORES
    -----------------------------------------
             (William H. Flores)
              Attorney-in-Fact

                                 EXHIBIT INDEX

 EXHIBIT                                                                              PAGE
  NUMBER                           DESCRIPTION OF EXHIBITS                           NUMBER
- ---------- -----------------------------------------------------------------------------------
     4.1   -- Restated Articles of Incorporation of the Company (filed with the
              Commission as Exhibit 28.17 to the Current Report on Form 8-K of the
              Company dated October 30, 1992 and incorporated herein by reference).
     4.2   -- Amended and Restated Bylaws of the Company (filed with the Commission as Exhibit 28.18 to the Current Report on Form 8-K of the Company
              dated October 30, 1992 and incorporated herein by reference).
   * 5.1   -- Opinion of Vinson & Elkins L.L.P.
   *15.1   -- Letter regarding unaudited interim financial information.
   *23.1   -- Consent of KPMG Peat Marwick LLP.
   *23.2   -- Consent of Vinson & Elkins L.L.P. (Contained in Exhibit 5.1).
   *24.1   -- Powers of Attorney.

- ---------------

* Filed herewith.